Exhibit 10.2

COMMERCIAL LEASE

This LEASE is made as of the 28th day of September, 2005, by and between MICHAEL PARK, M.D. (hereinafter referred to as “Landlord”) and NARA BANK (hereinafter referred to as “Tenant”) in accordance with the following terms and conditions:

1. SALIENT LEASE TERMS.

1.1 PREMISES. The Premises shall include the approximately 5500 square feet of the first floor of the property commonly known as 1940 Webster Street, Oakland, California (the “Premises”).

1.2 USE OF PREMISES. The Premises shall be used for the purpose of providing banking services as well as marketing any other financial services or investment products, including insurance policies. During the term of the Lease, and any extensions thereto, Landlord shall not lease any portion of the Building to another financial institution nor permit another through-the wall installation of an ATM.

1.3 LEASE TERM. Commencing on approximately March 01, 2006, subject to the delivery of the Premises to Tenant and ending ten years after the commencement date, subject to Tenant’s two five year renewal options.

1.4 POSSESSION. Possession shall commence on approximately March 01, 2006, upon the earlier of (i) the date Tenant commences business to its customers at the Premises or 90 days following delivery of the Premises by Landlord, which delivery shall be no later than November 30, 2005.

1.5 MONTHLY RENT. Two Dollars ($2,00) per square foot per month for the first year. Thereafter, the monthly rent per square foot shall be increased by three per cent (3%) annually on the anniversary of the Commencement Date.

1.6 PARKING. Ten (10) parking spaces nearest to the entry to the Premises, not including handicapped parking, shall be marked for the exclusive use by Tenant’s customers, which use shall apply during Tenant’s operating hours. Additionally, Tenant shall have the use of ten (10) additional parking spaces for its employees in the Premises parking lot. Tenant shall pay Landlord an additional $1,500 per month for the ten reserved spaces and $1,000 per month for the additional spaces. Should Tenant elect to extend the term of this Lease, the rent for the parking shall be negotiated at that time.

1.7 RENT ABSOLUTE; BUILDING EXPENSE REIMBURSEMENT. The Lease is a triple net lease. Therefore, Tenant shall be responsible for its pro rata share for all obligations which are normally imposed on the owner of real estate with respect to the Premises which may accrue during the Term including, without limitation, responsibility for the payment of all real estate taxes, special assessments, insurance premiums and repair, replacement and maintenance costs and

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expenses in connection therewith and the Rent and all payments to be made to Landlord hereunder are to be net to Landlord, without deductions or offsets of any kind or nature whatsoever. In no event shall there be any abatement or reduction in the Rent except as may be otherwise specifically provided in this Lease.

Tenant’s pro rata share of the Landlord’s expenses applicable to the Premises shall be 28.4 per cent.

1.8 INSURANCE. (Section 23).

1.9 UTILITY CHARGES. Tenant shall have Pacific Gas & Electric install separate electric and gas meters for the Premises. Other utility costs shall be paid by Tenant on a pro rata basis in accordance with the percentage set forth in Section 1.7.

1.10 SECURITY DEPOSIT. An amount equal to two months rent, payable upon execution of Lease (Section 37).

1.11 TOILETS. The Premises shall include two ADA-compliant restrooms.

1.12 NOTICE ADDRESS. Landlord: 1940 Webster Street, Oakland, CA 94612; Tenant: Nara Bank, 3701 Wilshire Blvd., Suite 220, Los Angeles, CA, Attention Alvin Kang, Chief Financial Officer (Section 46).

1.13 RENEWAL OPTIONS. Provided Tenant is in full compliance with all terms and conditions of Lease, Landlord grants to Tenant an Option to extend the term of the Lease for two (2) — Five (5) year periods. The rent due upon exercise of the renewal option shall increase at the rate of three per cent (3%) per annum over the prior year’s rent. Each Option to Extend shall be exercised by Tenant giving written notice of its intent to extend to Lease to Landlord within six (6) months prior to the expiration of initial Lease term, or first option period, as the case may be. (Section 53)

1.15 CONTENTS OF LEASE. Pages 1 through 18, Sections 1.1 through 54.

2. PREMISES.

2.1 Landlord is the owner in fee of all that certain real property and interests in real property located in the County of Alameda, State of California commonly know as 1940 Webster Street, Oakland, California.

2.2 Landlord hereby Leases to Tenant and Tenant hereby hires from Landlord the Premises described generally in Section 1.1 hereof, located in said building, as more particularly set forth on Exhibit A attached hereto. Landlord reserves unto itself, however, the use of the roof, exterior walls, the area above the Premises together with the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through the Premises in locations which will not materially interfere with Tenant’s use thereof and servicing other parts of the building containing the Premises.

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3. USE.

Tenant shall use the Premises for the purpose of providing banking services as well as marketing any other financial services or investment products, including insurance policies.

4. TERM.

The term of this Lease shall be for the number of years specified in Section 1.3 hereof, commencing on the date specified in Section 1.3 hereof.

5. RENTAL. Tenant agrees to pay unto Landlord rental for the Premises as follows:

5.1 Fixed rental specified in Section 1.5 hereof, payable on the first day of each and every successive calendar month during the term of this Lease, each of which payments shall constitute the fixed rental for that month and shall be increased annually as provided in Section 1.5 hereof.

5.2 Tenant shall pay, in addition to the fixed rental, the amounts set forth in Section 1.6 for parking at the building.

5.3 Tenant shall pay, in addition to the fixed rental, its pro rate share of the expenses for the Building as set forth in Section set forth in Section 1.7.

5.4 Should the term of this Lease commence on a day other than the first day of a calendar month, then upon the commencement of said term Tenant shall pay unto Landlord, as the fixed rental for the fractional period of the month beginning with said day of commencement and ending with the last day of said month, that proportion of said rental and expenses payable for the first full calendar month of the term of this Lease which the number of days in the fractional period bears to thirty (30) as set forth in Sections 5.1-5.3.

6. PAYMENT OF RENTAL.

Tenant agrees to pay the rental herein reserved at the times hereinabove set forth, without deduction or offset, in lawful money of the United States of America, to Landlord, at the address specified in Section 1.12 hereof, or to such other person and/or at such other place as Landlord may from time to time designate in writing.

7. LEASEHOLD YEAR.

For the purpose of this Lease the first “Leasehold year” shall be a period commencing on the day the term of this Lease commences and ending on the last day of the twelfth full calendar month thereafter. After the first Leasehold year, the term “Leasehold year” shall mean a fiscal year of twelve (12) months commencing on the first day of the first month following the close of the first Leasehold year and each twelve-month period thereafter.

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8. TAXES AND ASSESSMENTS.

8.1 Tenant agrees to pay, prior to delinquency, any and all taxes and assessments levied or assessed during the term hereof upon or against (i) all furniture, fixtures, equipment and any other personal property installed or located within the Premises, (ii) all alterations, additions or improvements of whatsoever kind or nature, if any, made by Tenant to the Premises, and (iii) the rentals and other charges payable hereunder by Tenant to Landlord (other than Landlord’s Federal and State income taxes thereon). If at any time during the term of this Lease any of such taxes or assessments are levied or assessed upon or against the land and buildings or any part thereof comprising BACSS Building, Tenant shall pay to Landlord the amount thereof.

8.2 Tenant agrees to pay unto Landlord the percentage specified in Section 1.7 hereof, of all real estate taxes and assessments levied or assessed during the term hereof upon or against the land and buildings or any part thereof comprising the Building. Said real estate taxes and assessments levied or assessed for the fiscal tax year in which the term of this Lease commences and for the fiscal tax year in which the term of this Lease ends shall be pro-rated. As used herein ”taxes” shall mean real estate taxes, assessments and special assessments imposed upon said land or building by any governmental bodies or authorities including, by way of illustration and not by way of limitation, real and personal property taxes, improvement district assessments and Municipal transportation subsidies payable to Landlord and any tax (other than a tax related to net profit or profits) levied wholly or partially in lieu of real or personal property taxes.

8.3 In the event Landlord contests any real estate taxes or assessments levied or assessed during the term hereof upon or against said building and/or land, Landlord will give Tenant prior notice of the plan and/or approximation of the costs of such a contest and give Tenant an option to either to pay unto Landlord the percentage set forth in Section 1.7 hereof of all costs incurred by Landlord in connection with the contest, or pay the real estate taxes or assessments levied or assessed during the term hereof in accordance with the percentage set forth in Section 1.7 and forego participating in the contest.

8.4 Landlord shall have the right to bill Tenant for any amount payable by Tenant to Landlord under this Section in periodic installments, from time to time, but not more often than monthly. In the event the amount of the real estate taxes and assessments for any fiscal tax year upon or against the Building and the land underlying the Building has not been made known to Landlord by the assessor at the time of billing, Landlord shall have the right to estimate the amount thereof, provided that Landlord informs Tenant of the method used to arrive at the estimate to the Tenant, and to base its billing to Tenant upon said estimated amount and in such event Landlord agrees to adjust such billing when the actual amount of such real estate taxes and assessments is made known to Landlord by the assessor. In the event the estimate of the real estate taxes and assessments in greater than the actual amount of taxes and assessments for a given fiscal year, Landlord agrees to provide to Tenant a refund equal to the estimate amount that Tenant had already paid to Landlord less the actual amount of the real estate taxes and assessments within ten (10) days after Landlord receives notice of the actual amount of real estate taxes and assessments. Similarly, in the event the estimate of the real estate taxes and assessment is less than the actual amount of taxes and assessments for a given fiscal year, Tenant agrees to provide to Landlord an additional payment equal to the actual amount of real estate taxes and assessments less the estimate

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amount that Tenant had already paid to Landlord within ten (10) days after Landlord receives notice of the actual amount of real estate taxes and assessments. The failure of Tenant to pay amount payable to Landlord under this Section within ten (10) days after receipt by Tenant from the Landlord of a bill therefore shall carry with it the same consequences as failure to pay any installment of rental.

9. FIXTURES AND EQUIPMENT.

Tenant agrees to provide, install and maintain in the Premises, at its own cost and expense, all suitable furniture, fixtures, equipment and other personal property reasonably required for the conduct of Tenant’s business therein in a good and businesslike manner in accordance with plans and specifications provided to Landlord prior to installation.

10. BUSINESS HOURS.

Tenant may remain open at such additional times as Tenant shall determine so long as such hours are regular and reasonable. Tenant’s business hours shall be posted on the main door to the Premises.

11. OPERATION OF TENANT’S BUSINESS.

Tenant shall maintain all wall, floor and ceiling coverings, furnishings, fixtures and merchandise in a clean, neat and orderly state of repair.

12. USES PROHIBITED.

Tenant shall not use, or permit the Premises or any part thereof to be used, for any purpose other than the purpose for which said premises are hereby Leased, and no use shall be made or permitted to be made of said premises, nor acts done therein, which will increase the then existing rate of insurance upon the Building, or cause a cancellation of any insurance policy covering said building, or any part thereof, nor shall Tenant sell, or permit to be kept, used, or sold, in or about said premises, any article which may be prohibited by the standard form of fire insurance policy. Tenant shall at its sole cost and expense, comply with any and all requirements, pertaining to said premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering said building and appurtenances. Tenant shall not commit, or suffer to be committed, any waste upon the Premises. Tenant shall not use or permit the use of a loud speaker or similar instrument, or create a nuisance or do any other act or thing in or about the Premises which may disturb the quiet enjoyment of any other tenant in the Building containing the Premises.

13. ASSIGNMENT AND SUBLETTING.

Tenant agrees that it will not assign this Lease or any interest herein (and in the event that there shall be more than one tenant, it is agreed that no tenant shall assign its interest to the other), or mortgage or hypothecate this Lease or any interest herein, or sublet the Premises in whole or in part, or enter into license or concession agreements, without the written consent of Landlord having

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been first had and obtained. Consent to any of the foregoing prohibited acts shall apply only in the given instance and a further like act by Tenant or its assignee or subtenant shall require a further written consent. However, Landlord agrees that in every instance Landlord will not unreasonably withhold consent. If Tenant is a corporation, an assignment to an entity which is wholly owned by Tenant or the guarantor shall not be considered a prohibited assignment.

14. INSOLVENCY.

Tenant agrees that neither this Lease nor any interest herein shall be assignable or transferable by operation of law, and it is hereby mutually agreed, covenanted and understood by and between the parties hereto that in the event any proceeding under the Bankruptcy Act or any amendment thereto be commenced by or against Tenant (or should there be more than one, then any tenant) or in the event Tenant (or should there be more than one, then any tenant) be adjudged insolvent or makes an assignment for the benefit of its creditors, or if a writ of attachment or execution be levied on the Premises created hereby and be not re-leased or satisfied within ten (10) days thereafter, or if a receiver be appointed in any proceeding or action to which Tenant is a party, with authority to take possession or control of the Premises or the business conducted therein by Tenant, this Lease, at the option of Landlord, shall immediately end and terminate and shall in nowise be treated as an asset of Tenant after the exercise of the aforesaid option; and Landlord shall have the right, after the exercise of said option, to forthwith re-enter and repossess itself of said premises as of Landlord’s original estate.

15. ALTERATIONS.

Except as set forth in the Lease, Tenant shall not make, or suffer to be made, any change in Tenant’s store front or any other alteration, addition or improvement to the Premises, or any part thereof, without the written consent of Landlord having been first had and obtained. Said consent shall not be unreasonably withheld. Any such changes, alterations, additions and improvements shall be done solely in accordance with plans and specifications approved in writing by Landlord prior to the commencement of any work. Tenant agrees that all alterations, additions or improvements of whatever kind or nature made by it to the Premises, other than movable trade fixtures, shall belong to and become the property of Landlord upon the expiration of the term of this Lease or sooner termination hereof. The right of Tenant to remove such movable trade fixtures is conditioned, however, upon its agreement, and it hereby agrees, to forthwith repair damages to the Premises caused by such removal.

15.1 Tenant shall be permitted, upon its entry into the subject premises, at his sole cost, to make alternations, additions and/or improvements to the Premises, all such subject to and conditioned upon:

(1) Obtaining complete plans and drawings for such work and having the same approved in writing by Landlord prior to commencement of any such work;

(2) Providing to Landlord written notice not less than five (5) days prior to commencement of work;

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(3) Permitting Landlord to post and maintain a Notice of Non-Responsibility within the subject premises;

(4) Obtaining any necessary permits for such work; and

(5) Having the work done by a licensed contractor.

16. ABANDONMENT.

Tenant shall not vacate or abandon the Premises at any time during the term hereof; and if Tenant shall abandon, vacate or surrender the Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on said premises shall be deemed to be abandoned, at the option of Landlord, or Landlord may store the same in the name and at the cost of and without notice to Tenant.

17. INDEMNIFICATION.

Tenant agrees to hold and save Landlord harmless from and defend Landlord against any and all loss or damage which may be occasioned to any property of any and all kinds or character, whether belonging to Tenant or any other person or persons whomsoever, in or upon the Premises, howsoever occasioned, and further agrees to hold and save Landlord harmless from and defend Landlord against any and all loss or damage or claim therefor arising from personal injuries received by or death caused to any person or persons whomsoever, including Tenant, in or upon the Premises, occasioned by the wrongful or negligent act of Tenant, his employees or servants.

18. UTILITIES.

All water, gas, electricity, power or other public utility used upon or furnished to the Premises and any sewer charge shall be paid for by Tenant. Tenant shall arrange with Pacific Gas & Electric to have separate meters for the premises. Tenant shall reimburse Landlord for its pro rata share of all utilities, other than those separately metered, in accordance with the percentage set forth in Section 1.7.

19. REPAIRS.

Tenant agrees to keep the Premises, each and every part thereof, and any and all appurtenances thereto save the roof and exterior walls (excepting therefrom the interior faces thereof, any glazing, show windows, doors and other entrances, frames for any of the foregoing and storefronts) and likewise including said excepted items, in good condition and repair during the term of the Lease, ordinary wear and tear alone excepted, hereby expressly waiving all rights to make repairs at the expense of Landlord as provided for in any statute or law in effect at the time of execution of this Lease or any amendment thereof or any other statute or law which may be hereafter passed during the term of this Lease, and agrees upon the expiration of the term of this Lease or sooner termination hereof to surrender unto Landlord the Premises in the same condition as received and improved by Tenant, ordinary wear and tear and damage thereto by fire, earthquake, act of God or the elements alone excepted. If Tenant fails to make said repairs in a

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reasonable time period and manner, Landlord may make said repairs at Tenant’s expense, provided that Landlord gives Tenant ten (10) days notice before the start of making repairs and Tenant shall reimburse Landlord within ten (10) days after receipt by Tenant of a bill therefore, including a charge equal to five percent (5%) of cost for overhead.

Notwithstanding the foregoing, Landlord shall deliver the Premises in clean broom swept condition, free of all hazardous materials and in safe and tenantable condition. Landlord shall be responsible for the repair of latent defects, if any, in the structure of the Building.

20. LIENS.

Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant and shall reimburse Landlord for all costs and expenses, if any, which may be incurred by Landlord by reason of the filing of any such liens and/or the removal of the same, within ten (10) days after receipt by Tenant from Landlord of a bill setting forth the amount due Landlord within said ten (10) day period; failure of Tenant to comply with this section shall carry with it the same consequences as failure to pay any installment of rental.

21. ENTRY BY LANDLORD.

Landlord reserves and shall at any and all times, after giving reasonable advance notice to the Tenant, during business hours have the right to enter the Premises to inspect the same, to submit them to a prospective purchaser or tenant, to post notices of non responsibility, and to alter or repair the Building, or add thereof, without abatement of rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing the entrance to the Premises shall not be blocked thereby.

22. COMPLIANCE WITH GOVERNMENTAL REGULATIONS.

Tenant agrees that it will comply with and conform to all laws and ordinances Municipal, State and Federal, and any and all lawful requirements and orders of any properly constituted Municipal, State or Federal Board of Authority, present or future, in anywise relating to the condition, use or occupancy of the Premises throughout the entire term of this Lease and to the perfect exoneration from liability of Landlord, Landlord agrees that the Premises comply with and conform to all laws and ordinances Municipal, State and Federal, and any and all lawful requirements and orders of any properly constituted Municipal, State or Federal Board of Authority, present or future, in anywise relating to the condition, use or occupancy of the Premises on the commencement date and that Landlord will be solely responsible for any violations of such laws and ordinances if the violations occurred prior to the commencement date or was caused by an act or omission of the Landlord. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, ordinance, requirement or order in the use of the premises, shall be conclusive of that fact as between Landlord and Tenant.

It is acknowledged that Premises, at time of original occupancy by Tenant, was in compliance with

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the Americans with Disabilities Act (“ADA”). Landlord is responsible for ADA construction compliance in all public or common areas of the building. Tenant is responsible for compliance with the ADA, its supporting regulations, and all similar Federal, state or local laws, regulations and ordinances relating to removal of barriers within the workplace, i.e. arrangement of interior furnishings and access within the Premises, and any improvements installed by Tenant. If Landlord’s consent would be required for alterations to bring the Premises into compliance, Landlord agrees not to unreasonably withhold its consent.

23. INSURANCE.

At all times during the term of this Lease Tenant shall, at its sole expense, procure and maintain comprehensive general liability insurance against any and all damages and liability, including attorney’s fees, on account or arising out of injuries to or the death of any person or damage to property, however occasioned, in, on or about the premises or the building, in the minimum amount of $5,000,000 each occurrence bodily injury and property damage combined. Tenant shall also carry plate glass insurance during all such times. Said insurance shall be written by companies satisfactory to Landlord in the joint names of Landlord and Tenant; and Tenant agrees to pay the premiums therefor and to deliver the policies of such insurance, or certificates or duplicates thereof, unto Landlord, and the failure of Tenant either to effect said insurance in the names herein called for or to pay the premiums therefor, or to deliver said policies or certificates or duplicates thereof unto Landlord shall permit of Landlord itself effecting said insurance and paying the requisite premiums therefor, which premiums shall be repayable by Tenant unto Landlord within ten (10) days after receipt by Tenant from Landlord of a bill setting forth the amount thereof, the failure of Tenant to pay any such amount to Landlord within said ten (10) day period shall carry with it the same consequences as failure to pay any installment of rental. Each insurer mentioned in this Section shall agree, by endorsement upon the policy or policies issued by it, or by independent instrument furnished to Landlord, that it will give Landlord thirty (30) days’ written notice before the policy or policies in question shall be altered or cancelled.

24. DEFAULT.

24.1 Tenant agrees that should Tenant fail to pay any part of the rental herein reserved or any other sum required by Tenant to be paid to Landlord for a period of five (5) days after written notice thereof by Landlord to Tenant, or should Tenant default in the performance of any other covenants or conditions on Tenant’s part herein contained (except those contained in Sections 10, 13, 14, 16, 30 and 31 hereof) and such default is not cured within thirty (30) days, then if Tenant does not commence within said thirty (30) day period to cure said default and cure the same with all reasonable dispatch, or should Tenant default in the performance of any of the material covenants or material conditions contained in said excepted Sections, Landlord shall have the right to (i) terminate this Lease and Tenant’s right to possession of the Premises in which event, upon such termination, Landlord shall have the right to recover from the Tenant (a) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid rent for the balance rental loss that the loss that the Tenant proves could have been reasonably avoided;

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(d) any other amount necessary to compensate the Landlord for all the detriment proximately caused by the Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would likely to result therefrom; or (ii) have this Lease continue in effect for so long as the Landlord does not terminate this Lease and the Tenant’s right to possession of the Premises, in which event the Landlord shall have the right to enforce all of Landlord’s right and remedies under this Lease, including the right to recover the rent as it becomes due under this Lease, and Tenant shall have the right to sublet the Premises or assign Tenant’s interest in this Lease, or both, for the use permitted hereby to a subtenant and/or assignee, as the case may be, of good moral character and of sound financial responsibility. For the purpose of this Section, the rental reserved in this Lease shall be deemed to be a monthly rental arrived at by adding to the monthly fixed rental under this Lease an amount equal to the monthly average of all the additional rental based on adjustments as provided for in Section 5.2-5.3 hereof during the period that Tenant was conducting Tenant’s business in the Premises in the manner and to the extent in this Lease required of Tenant.

24.2 Notwithstanding anything to the contrary contained in this Section, in the event Tenant shall be in default of this Lease more than three (3) times during any twelve (12) month period, the five (5) and thirty (30) day time periods during which a default can be cured under this Lease shall be eliminated. Landlord in addition to other remedies may terminate this Lease at any time within ninety (90) days following a fourth default during any twelve (12) month period whether or not said default was cured.

25. SURRENDER.

No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constituted an acceptance of the surrender of the Premises by Tenant prior to the expiration of the term hereof, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, terminate any or all of such subleases by notifying the subtenants to do so within five (5) days after such surrender becomes known to Landlord.

26. SUBORDINATION.

26.1 This Lease, at Landlord’s option, shall be subordinate to any ground Lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the real property of which the premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof; provided that the ground lessor or lender thereunder agrees in writing that Tenant’s right to quiet possession of the premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground Lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground Lease or the date of recording thereof.

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26.2 Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground Lease, as the case may be, and failing to do so within ten (10) days after written demand, does hereby make, constitute and irrevocably appoint Landlord as Tenant’s attorney-in-fact and in Tenant’s name, place and stead, to do so.

27. TENANT’S CERTIFICATE.

Tenant shall, without charge, at any time and from time to time, within ten (10) days after receipt by Tenant from Landlord of written request therefor, deliver a duly executed and acknowledged certificate to Landlord or any other person, firm or corporation designated by Landlord, certifying: (i) that this Lease is unmodified and in full force and effect, or if there has been any modification, that the same is in full; (ii) whether or not there is then existing any claim of Landlord’s default hereunder and if so, specifying the nature thereof; and (iii) the dates to which the rent and other charges payable hereunder by Tenant have been paid.

28. RECEIVERSHIP.

In the event that a receiver be appointed at the instance of Landlord in any action against Tenant, the receiver may take possession of any personal property belonging to Tenant and used in the conduct of the business of Tenant being carried on in the Premises and Tenant agrees that the entry or possession by said receiver shall not constitute an eviction of Tenant from the Premises or any portion thereof, and Tenant hereby agrees to hold Landlord safe and harmless from any claim of any character by any person arising out of or in anywise connected with the entry by said receiver and taking possession of the Premises and/or said personal property. Neither the application for the appointment of such receiver, nor the appointment of such receiver, shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention is given by Landlord to Tenant.

29. ATTORNEY’S FEES.

In the event that Landlord should institute any suit against Tenant for violation of any of the covenants or conditions of this Lease or for recovery of possession of the Premises, or should Tenant institute any suit against Landlord for violation of any of the covenants or conditions of this Lease, or should either party institute a suit against the other for a declaration of rights hereunder, or should either party intervene in any suit in which the other is a party, to enforce or protect its interest or rights hereunder, the prevailing party in any such suit shall be entitled to the fees of its attorneys in the reasonable amount thereof, to be determined by the court and taxed as a part of the costs therein.

30. SIGNS, ADVERTISING.

Tenant may have exterior building sign rights on the rooftop and above the direct entry to the Premises from the parking lot and at the facade of the Building, Tenant’s ATMs shall have

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signage consistent with its overall ATM sign program. Tenant’s signage within the Premises shall be professionally made and mounted and shall have no flashing or moving components. All signage used by Tenant shall be subject to the reasonable written approval of Landlord and confirm with all governmental regulations.

31. AWNING, CANOPY.

Tenant agrees not to erect any awning, canopy or other protruding object on any exterior wall of the Premises.

32. HOLDING OVER.

Should Tenant hold over the term hereby created with the consent of Landlord, the term of this Lease shall be deemed to be and be extended at the fixed rental and additional rental hereinabove provided on a prorated basis, and otherwise upon the covenants and conditions in this Lease contained, until either party hereto serves upon the other thirty (30) days’ written notice of termination, reciting therein the effective date of cancellation. Upon said date this Lease, so extended, shall terminate, and if the same occurs at other than the last day of any rental month, any unearned prepaid rental shall, immediately following the surrender of the Premises by Tenant, be refunded to it,

33. SALE BY LANDLORD.

In the event of a sale or conveyance by Landlord of the Building containing the Premises, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. If any security be given by Tenant to secure the faithful performance of all or any of the covenants of this Lease on the part of Tenant, Landlord may transfer and/or deliver the security, as such, to the purchaser of said building, and thereupon Landlord shall be discharged from any further liability in reference thereto.

34. DESTRUCTION OF PREMISES.

In the event of a partial destruction of the Premises during the term hereof, from any cause whatsoever, the Premises shall forthwith be repaired provided such repairs can be made within ninety (90) working days under the law and regulations of State, Federal, County or Municipal authorities, but such partial destruction shall in nowise annul or void this Lease, except that Tenant shall be entitled to a proportionate reduction of the minimum monthly fixed rental while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Tenant in the Premises. If such repairs cannot be made in ninety (90) working days, Landlord may, at its option have the same made within a reasonable time in which event this Lease shall continue in full force and effect and the minimum monthly fixed rental shall be proportionately reduced as hereinabove set forth. In the event that Landlord does not so elect to have such repairs made which cannot be made within ninety (90) days or such repairs cannot be made under such laws and regulations, this Lease may be

<Initials>	12	<Initials>

terminated at the option of either party. The obligations of the Landlord and Tenant in connection with the repair of the Premises shall be as follows: Landlord shall forthwith commence and carry to completion with all due diligence the repair of any damage or destruction to that portion of the Premises originally constructed by Landlord other than any work performed by Landlord’s on Tenant’s behalf and at Tenant’s cost and expense. Tenant shall forthwith commence and carry to completion with all due diligence the repair of any damage or destruction to the remainder of the Premises. The portion of the proceeds of the insurance carried by Landlord at the time of such damage or destruction pursuant to Section 23 of this Lease determined by Landlord’s insurance carrier to be attributable to the damage or destruction of the portion of the Premises to be repaired by Tenant, as aforesaid, which determination shall be binding upon Landlord and Tenant, shall be made available by Landlord for the work of repair required to be performed by Tenant, to the extent required therefor and subject to the following conditions: (i) that Tenant is not then in default under any of the covenants or conditions of this Lease, (ii) that Landlord shall first be given satisfactory proof that such work has been fully performed by Tenant or that by the expenditure of such money will be fully performed by Tenant free and clear of all liens arising out of such work, (iii) that in the event such proceeds to be made available to Tenant shall be insufficient to complete said work to be performed by Tenant, Tenant shall promptly deposit with Landlord funds which, together with such proceeds, shall be sufficient to complete said work to be performed by Tenant, and (iv) that in the event Tenant shall fail to commence such work to be performed by Tenant and carry it to completion with all due diligence, then Landlord, at Landlord’s option, shall have the right to perform said work for or on behalf of Tenant and any amount expended by Landlord, at Landlord’s option, shall have the right to perform said work for or on behalf of Tenant and any amount expended by Landlord in doing so, above the amount of such proceeds attributable to such work, shall be repayable by Tenant to Landlord within ten (10) days after the receipt by Tenant from Landlord of a bill setting forth the amount thereof. The failure of Tenant to pay any such amount to Landlord within said ten (10) day period shall carry with it the same consequences as failure to pay any installment of rental. In the event that the building in which the Premises may be situated be destroyed to the extent of not less than thirty-three and one-third percent (33- 1/3%) of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Premises be injured or not. In the event of any dispute between Landlord and Tenant relative to the provisions of this Section (except as to the aforesaid determination made by Landlord’s insurance carrier), they shall each select an arbitrator, the two arbitrators so selected shall select a third arbitrator and the three arbitrators so selected shall hear and determine the controversy and their decision thereon shall be final and binding upon both Landlord and Tenant, who shall bear the cost of such arbitration equally between them. The provisions of any statute or other law which may be in effect at the time of the occurrence of any such damage or destruction, under which a Lease is automatically terminated or a Tenant is given the right to terminate a Lease upon the occurrence of any such damage or destruction, are hereby expressly waived by the Tenant.

35. EMINENT DOMAIN.

Should the Premises or any portion thereof be taken for public use by right of eminent domain with or without litigation, any award for compensation and/or damages, whether attained by agreement prior to or during the time of trial, or by judgment or verdict after trial, applying to the Leasehold estate created hereby other than that portion of said award, if any, based upon a taking of Tenant’s movable trade fixtures, shall belong and be paid to Landlord, and Tenant hereby assigns,

<Initials>	13	<Initials>

transfers and sets over to Landlord all of the right, title and interest which it might otherwise have therein. In the event the portion of the Premises so taken shall be more than ten percent (10%) of the floor area of the Premises, either party hereto shall have the option, to be exercised by written notice given to the other party hereto within thirty (30) days after the date of such taking, to terminate this Lease. In the event that more than ten percent (10%) of the floor area of the Premises shall be so taken and Tenant does not so elect to terminate this Lease, or if less than ten percent (10%) of the floor area of the Premises is so taken, then the minimum fixed monthly rental payable under this Lease shall be reduced in the same proportion as the amount of said floor area is reduced by such taking and Landlord shall make such reconstruction of the Premises as may be required to the extent of the aforesaid award.

36. SECURITY.

To secure the prompt and faithful payment of the rental in this Lease reserved and the faithful performance by Tenant of all the other covenants and conditions herein contained on Tenant’s part agreed to be performed, Tenant has, concurrently herewith, deposited with Landlord the sum specified in Section 1.10 hereof, the receipt whereof is hereby acknowledged by Landlord. In the event Tenant defaults in any payment of rental reserved herein or fails to perform any of the other covenants or conditions herein contained on Tenant’s part agreed to be performed, Landlord shall have the right to apply said deposit, or any portion thereof, toward the curing of such default or failure. In the event of any such application by Landlord, Tenant shall, upon written demand of Landlord, forthwith deposit with Landlord a sufficient amount of cash to restore said deposit to the original amount thereof, and Tenant’s failure to do so within five (5) days after receipt of such demand from Landlord shall carry with it the same consequences as failure to pay any installment of rent due under this Lease. In the event that this Lease should be terminated for any reason other than default upon the part of Landlord or damage or destruction to the Premises as provided for in Section 34 hereof, or a taking of the Premises for public use by right of eminent domain as provided for in Section 35 hereof (in any of which events said deposit, less any portion thereof which may have been utilized by Landlord to cure any default or applied to any damages suffered by Landlord, shall be refunded to Tenant), Landlord shall have the right to retain said deposit until the expiration of the term of this Lease by lapse of time (whether or not this Lease has been earlier terminated) so that the full damages of Landlord may be ascertained. At the expiration of the term of this Lease by lapse of time, provided Tenant has paid all of the rental herein called for and fully performed all of the other covenants and conditions on its part agreed to be performed, Landlord shall return to Tenant said deposit less any portion thereof which may have been utilized by Landlord to cure any default or applied to any damages suffered by Landlord. Neither said deposit nor the application thereof by Landlord, as hereinabove provided, shall be a bar or defense to any action in unlawful detainer or to any action which Landlord may at any time commence for a breach of any of the covenants or conditions of this Lease.

37. QUIET ENJOYMENT.

Landlord agrees that so long as Tenant is not in default hereunder Tenant shall have the quiet enjoyment of the Premises without let or hindrance on the part of Landlord, and Landlord will warrant and defend Tenant in the peaceful and quiet enjoyment of the Premises against the lawful claims of all persons claiming by, through or under Landlord.

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38. WAIVER.

No covenant or condition of this Lease can be waived except by the written consent of Landlord, and forbearance or indulgence by Landlord in any regard whatsoever shall not constitute a waiver of the covenant or condition to be performed by Tenant to which the same may apply, and until complete performance by Tenant of said covenant or condition, Landlord shall be entitled to invoke any remedy available unto it under this Lease or by law, despite said forbearance or indulgence. The subsequent acceptance of rental hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rental.

39. REMEDIES CUMULATIVE.

All remedies herein conferred upon Landlord shall be deemed cumulative and no one exclusive of the other or of any other remedy conferred by law.

40. WAIVER OF SUBROGATION.

So long as the applicable policy is not affected and the cost thereof is not increased thereby each of the parties hereto does hereby waive its entire right of recovery against the other for any damages caused by an occurrence insured against by such party and the rights of any insurance carrier are to be subrogated to the rights of the insured under the applicable policy.

41. BURGLAR ALARM.

A burglar alarm system may be installed by Tenant only in accordance with plans and specifications approved in writing by Landlord prior to installation.

42. PRO RATA COSTS.

The percentage for taxes, insurance and utilities costs as set forth in this Lease shall be determined by using percentage set forth in Section 1.7.

43. LATE CHARGES.

IT IS AGREED BETWEEN THE PARTIES HERETO THAT LATE PAYMENT BY TENANT OF RENT OR OTHER SUMS DUE HEREUNDER WILL CAUSE LANDLORD TO INCUR COSTS NOT CONTEMPLATED BY THIS LEASE AND THAT IN THE EVENT OF ANY SUCH DEFAULT BY TENANT (i) IT WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO DETERMINE AND FIX THE ACTUAL DAMAGES SUFFERED BY LANDLORD AND (ii) THE CHARGES HEREINBELOW SET FORTH ARE A REASONABLE ESTIMATE OF LANDLORD’S DAMAGES, SHOULD LANDLORD FAIL TO RECEIVE WITHIN FIVE (5) DAYS AFTER THE DUE DATE THEREOF ANY PAYMENT OF MONTHLY FIXED RENTAL, OR AMOUNTS DUE LANDLORD FROM TENANT WITH RESPECT TO REAL OR PERSONAL PROPERTY TAXES AND ASSESSMENTS, TENANT

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AGREES TO PAY LANDLORD FORTHWITH A LATE CHARGE FOR EACH SUCH LATE PAYMENT IN THE AMOUNT EQUAL TO FIVE PER CENT (5%) OF THE PAYMENT WHICH WAS NOT TIMELY MADE, SHOULD LANDLORD FAIL TO RECEIVE WITHIN TWENTY (20) DAYS AFTER THE DUE DATE THE RENT OR ANY OTHER PAYMENTS REQUIRED THEREIN, TENANT AGREES TO PAY LANDLORD AN ADDITIONAL LATE PAYMENT OF FIFTY DOLLARS ($50.00) PER DAY UNTIL SUCH PAYMENT DUE HAS BEEN SATISFIED.

<Intials> LANDLORD’S INITIALS    <Intials> TENANT’S INITIALS

44. CONDITIONS.

It is agreed between the parties hereto that all the agreements herein contained on the part of Tenant, whether technically covenants or conditions, shall be deemed to be conditions at the option of the Landlord, conferring upon Landlord, in the event of breach of any said agreements, the right to terminate this Lease.

45. NOTICES.

Any notice required hereunder or by law to be served upon either of the parties hereto shall be sufficiently served if served personally upon Landlord or Tenant at its premises or by sending the same via overnight courier, addressed to said office of Landlord, in the instance of Landlord, and to the Premises, in the instance of Tenant, or to such other address designated in Section 1.12 hereon or as may be from time to time furnished in writing by Landlord to Tenant, or by Tenant to Landlord.

46. CALIFORNIA LAW.

This Lease shall be governed by and construed in accordance with the laws of the State of California.

47. INVALIDITY.

The invalidity or unenforceability of any provision of this Lease shall not affect the validity or enforceability of the remainder of this Lease.

48. LANDLORD AND TENANT.

The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular and the neuter shall include the masculine and feminine genders and if there be more than one tenant, the obligation hereunder imposed upon the Tenant shall be joint and several.

49. CAPTIONS.

The captions of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

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50. TIME.

Time is of the essence of this Lease and each and all of its provisions.

51. SUCCESSORS AND ASSIGNS.

This Lease shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of the respective parties hereto, always providing that nothing in this Section contained shall impair any of the provisions hereinabove set forth inhibiting assignment without the prior written consent of Landlord.

52. TENANT IMPROVEMENTS.

Tenant has advised Landlord that it will install a direct entry to the Premises from the parking lot prior to opening for business. Landlord agrees to reimburse Tenant for up to Thirty Thousand Dollars ($30,000) for its costs upon receipt by Landlord of copies of paid invoices for such work, certified by Tenant as true and correct. Additionally, Tenant may, at its sole option, install teller counters, a night depository and up to two through the wall ATMs in the Premises.

Tenant shall not create, nor shall he permit any liens to be placed against Landlord’s property and Tenant hereby specifically agrees to and shall hold Landlord harmless against any and all liability which shall include, without limitation thereto, all costs, damages, interest and attorney’s fees expended or incurred by Landlord in the event of Tenant’s violation hereof, and any such violation by Tenant shall be deemed to be a material breach of this Lease.

53. OPTION TO EXTEND TERM.

Landlord hereby grants to Tenant the option (the “Option”) to extend the initial Term (the “Initial Term”) for two (2) periods of five (5) years each (the “Option Term”), upon and, subject to the terms and conditions set forth in this Section 53. The Option shall be exercised, if at all, by written notice to Landlord on or before the date that is six (6) months prior to the Expiration Date of the Initial Term or termination of the first option period, as the case may be. In the event Tenant exercises the Option, each of the terms, covenants and conditions of this Lease shall apply during the applicable Option Term as though the Expiration Date of the Option Term was the date originally set forth herein as the Expiration Date of the Initial Term, except that the Rent to be paid during the Option Term shall be increased as set forth in Section 1.5. Anything contained herein to the contrary notwithstanding, if Tenant is in material default under any of the terms, covenants or conditions of this Lease either at the time Tenant exercises the Option or at any time thereafter prior to the Commencement Date of the Option Term, Landlord shall have, in addition to all of Landlord’s other rights and remedies provided in this Lease, the right to terminate the Option upon notice to Tenant, in which event the Expiration Date of this Lease shall be and remain the Expiration Date of the Initial Term.

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54. CONTINGENCIES.

The effectiveness of this lease is contingent upon the removal by tenant within 75 days of the following contingencies in writing to Landlord:

(1) Approval of Tenant’s Board of Directors and regulators to operate a branch office at the Premise.

The effectiveness of this lease is contingent upon the removal by tenant within 60 days of the following contingencies in writing to Landlord:

(1) Determination by Tenant that a banking office and ATMs may be legally operated in the Premises space; and

(2) Approval of the government official to install the Direct Entry between the parking lot and the proposed space; and

(3) Tenant’s approval of the operating expenses budget (NNN expenses), to be provided by Landlord within 15 days of signing the lease.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

LANDLORD:

By:	/s/ Michael K. Park,
MICHAEL K. PARK, M.D.

TENANT:

NARA BANK

By:	/s/ Alvin D. Kang
EXP & CHIEF FINANCIAL OFFICER

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Oakland Lease Review

This LEASE is made as of the 28th day of September, 2005, by and between MICHAEL PARK, M.D. (hereinafter referred to as “Landlord”) and NARA BANK (hereinafter referred to as ‘Tenant”) in accordance with the following terms and conditions:

1.12	NOTICE ADDRESS. Landlord: 1940 Webster Street, Oakland, CA 94612; Tenant: Nara Bank, 3701 Wilshire Blvd., Suite 220, Los Angeles, CA, Attention Alvin D. Kang, Chief Financial Officer (Section 46).

1.13	RENEWAL OPTIONS. Provided Tenant is in full compliance with all terms and conditions of Lease, Landlord grants to Tenant an Option to extend the term of the Lease for two (2) Five (5) year periods. The rent due upon exercise of the renewal option shall increase at the rate of three percent (3%) per annum over the prior year’s rent. Each Option to Extend shall be exercised by Tenant giving written notice of its intent to extend to Lease to Landlord within six (6) months prior to the expiration of initial Lease term, or first option period, as the case may be. (Section 53)

1.6 PARKING. Ten (10) parking spaces nearest to the entry to the Premises, not including handicapped parking, shall be marked for the exclusive use by Tenant’s customers, which use shall apply during Tenant’s operating hours. Additionally, Tenant shall have the use of then (10) additional parking spaces for its employees in the Premises parking lot. Tenant shall pay Landlord an additional $1,500 per month for the ten reserved spaces and $1000 per month for the additional spaces.

TAXES AND ASSESSMENTS.

8.3	In the event Landlord contests any real estate taxes or assessments levied or assessed during the term hereof upon or against said building and/or land. Landlord will give Tenant prior notice of the plan and/or approximation of the costs of such a contest and give Tenant an option to either pay unto Landlord the percentage set forth in Section 1.7 hereof of all costs incurred by Landlord in connection with the contest, or pay the real estate taxes or assessments levied or assessed during the term hereof in accordance with the percentage set forth in Section 1.7 and forego participating in the contest.

8.4	Landlord shall have the right to bill Tenant for any amount payable by Tenant to Landlord under this Section in periodic installments, from time to time, but not more often than monthly. In the event the amount of the real estate taxes and assessments for any fiscal tax year upon or against the Building and the land underlying the Building has not been made known to Landlord by the assessor at the time of billing, Landlord shall have the right to estimate the amount thereof, provided that Landlord informs Tenant of the method used to arrive at the estimate to the Tenant, and to base its billing to Tenant upon said estimated amount and in such event Landlord agrees to adjust such billing when the actual amount of such real estate taxes and assessments is made known to Landlord by the assessor. In the event the estimate of the real estate taxes and assessments is greater than the actual amount of taxes and assessments for a given fiscal year, Landlord agrees to provide to Tenant a refund equal to the estimate amount that Tenant had already paid to Landlord less the actual amount of the real estate taxes and assessments within ten (10) days after Landlord receives notice of the actual amount of real estate taxes and assessments. Similarly, in the event the estimate of the real estate taxes and assessment is less than the actual amount of taxes and assessments for a given fiscal year, Tenant agrees to provide to Landlord an additional payment equal to the actual amount of real estate taxes and assessments less the estimate amount that Tenant had already paid to Landlord within ten (10) days after Landlord receives notice of the actual amount of real estate taxes and assessments . The failure of Tenant to pay amount payable to Landlord under this Section within ten (10) days after receipt by Tenant from the Landlord of a bill therefore shall carry with it the same consequences as failure to pay any installment of rental.

9. FIXTURES AND EQUIPMENT.

Tenant agrees to provide, install and maintain in the Premises, at its own cost and expense, all suitable furniture, fixtures, equipment and other personal property reasonably required for the conduct of Tenant’s business therein in a good and businesslike manner in accordance with plans and specifications provided to Landlord prior to installation.

13.	Tenant agrees that it will not assign this Lease or any interest herein (and in the event that there shall be more than one tenant, it is agreed that no tenant shall assign its interest to the other), or mortgage or hypothecate this Lease or any interest herein, or sublet the Premises in whole or in part, or enter into license or concession agreements, without the written consent of Landlord having been first had and obtained. Consent to any of the foregoing prohibited acts shall apply only in the given instance and a further like act by Tenant or its assignee or subtenant shall require a further written consent, however, Landlord agrees that in every instance Landlord will not unreasonably withhold consent. If Tenant is a corporation, an assignment to an entity which is wholly owned by Tenant or the guarantor shall not be considered a prohibited assignment.

17. INDEMNIFICATION.

Tenant agrees to hold and save Landlord harmless from and defend Landlord against any and all loss or damage which may be occasioned to any property of any and all kinds or character, whether belonging to Tenant or any other person or persons whomsoever, in or upon the premises, howsoever occasioned, and further agrees to hold and save Landlord harmless from and defend Landlord against any and all loss or damage or claim therefore arising from personal injuries received by or death caused to any person or persons whomsoever, including Tenant, in or upon the Premises, occasioned by the wrongful or negligent act of Tenant, his employees or servants.

18. REPAIRS

Tenant agrees to keep the Premises, each and every part thereof, and any and all appurtenances thereto save the roof and exterior walls (excepting therefrom the interior faces thereof, any glazing, show windows, doors and other entrances, frames for any of the foregoing and storefronts) and likewise including said excepted items, in good condition and repair during the term of the Lease, ordinary wear and tear alone excepted, hereby expressly waiving all rights to make repairs as the expense of Landlord as provided for in any statute or law in effect at the time of execution of this Lease or any amendment thereof or any other statute or law which may be hereafter passed during the term of this Lease, and agrees upon the expiration of the term of this Lease or sooner termination hereof to surrender unto Landlord the premises in the same condition as received and improved by Tenant, ordinary wear and tear and damage thereto by fire, earthquake, act of God or the elements alone excepted. If Tenant fails to make said repairs in a reasonable time period and manner, Landlord may make said repairs at Tenant’s expense, provided that Landlord gives Tenant ten (10) days notice before the start of making repairs and Tenant shall reimburse Landlord within ten (10) days after receipt by Tenant of a bill therefore, including a charge equal to five percent (5%) of cost for overhead.

Notwithstanding the foregoing, Landlord shall deliver the Premises in a clean broom swept condition, free of all hazardous materials and in safe and tenantable condition. Landlord shall be responsible for the repair of latent defects, if any, in the structure of the Building.

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21. ENTRY BY LANDLORD.

Landlord reserves and shall at any and all times, after giving reasonable advance notice to the Tenant, during business hours have the right to enter the Premises to inspect the same to submit them not a prospective purchaser or tenant, to post notices of nonresponsibility, and to alter or repair the Building, or add thereof, without abatement of rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing the entrance to the Premises shall not be blocked thereby, and,

22. COMPLIANCE WITH GOVERNMENTAL REGULATIONS

Tenant agrees that it will comply with and conform to all laws and ordinances Municipal, State and Federal, and any and all lawful requirements and orders of any properly constituted Municipal, State or Federal Board of Authority, present or future, in anywise relating to the condition, use or occupancy of the Premises throughout the entire term of this Lease and to the perfect exoneration from liability of Landlord. Landlord agrees that the Premises comply with and conform to all laws and ordinances Municipal, State and Federal, and any and all lawful requirements and orders of any properly constituted Municipal, State or Federal Board of Authority, present or future, in anywise relating to the condition, use or occupancy of the Premises on the commencement date and that Landlord will be solely responsible for any violations of such laws and ordinances if the violations occurred prior to the commencement date or was caused by an act or omission of the Landlord. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, ordinance, requirement or order in the use of the premises, shall be conclusive of that fact as between Landlord and Tenant.

It is acknowledged that Premises, at time of original occupancy by Tenant, was in compliance with the Americans with Disabilities Act (“ADA”). Landlord is responsible for ADA construction compliance in all public or common areas of the building. Tenant is responsible for compliance with the ADA, its supporting regulations, and all similar Federal, state or local laws, regulations and ordinances relating to removal of barriers within the workplace, i.e. arrangement of interior furnishings and access within the Premises, and any improvements installed by Tenant. If Landlord’s consent would be required for alterations to bring the Premises into compliance, Landlord agrees not to unreasonably withhold its consent.

24. DEFAULT.

24.1 Tenant agrees that should Tenant fail to pay any part of the rental herein reserved or any other sum required by Tenant to be paid to Landlord for a period of five (5) days

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after written notice thereof by Landlord to Tenant, or should Tenant default in the performance of any other covenants or conditions on Tenant’s part herein contained (except those contained in Sections 10, 13, 14, 16, 30 and 31 hereof) and such default is not cured within thirty (30) days, then if Tenant does not commence within said thirty (30) day period to cure said default and cure the same with all reasonable dispatch, or should Tenant default in the performance of any of the material covenants or material conditions contained in said excepted Sections. . . .

43. LATE CHARGES.

IT IS AGREED . . . . SHOULD LANDLORD FAIL TO RECEIVE WITHIN TWENTY (20) DAYS AFTER THE DUE DATE THE RENT OR ANY OTHER PAYMENTS REQUIRED THEREIN, THE TENANT AGREES TO PAY LANDLORD AN ADDITIONAL LATE PAYMENT OF FIFTY DOLLARS ($50.00) PER DAY UNTIL SUCH PAYMENT DUE HAS BEEN SATISFIED.

54. CONTINGENCIES.

The effective of this lease is contingent upon the removal by tenant within 75 days of the following contingencies in writing to Landlord:

(a)	Approval of Tenant’s Board of Directors and regulators to operate a branch office at the Premise

The effectiveness of this lease is contingent upon the removal by tenant within 60 days of the following contingencies in writing to Landlord:

(a)	Determination by Tenant that a banking office and ATMs may be legally operated in the Premises space; and

(b)	Approval of the government official to install the Direct Entry between the parking lot and the proposed space; and

(c)	Tenant’s approval of the operating expenses budget (NNN expenses), to be provided by Landlord within 15 days of signing the lease.

Other Notes:

8. TAXES AND ASSESSMENTS.

8.1 The last line of this paragraph mentions Varlow Building.- Make sure this is correct name of the building.